                                                              EXHIBIT 4.2(b)
                                                              --------------

                    AMENDMENT NO. 1, dated as of May 1, 2001 (this
               "Amendment"), to the Credit Agreement dated as of May 31, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement"), among Stone Container Corporation, a Delaware corporation ("Stone"), St. Laurent Paperboard Inc., a corporation amalgamated under the Canada Business Corporations Act and a wholly owned subsidiary of Stone ("Canco" and, together with Stone, the "Borrowers"), the Lenders (as defined in Article I of the Agreement), The Chase Manhattan Bank, a New York banking corporation ("Chase") as Agent, Bankers Trust Company, a New York banking corporation ("BTCo"), as administrative agent for the Lenders (the "Administrative Agent"), and as collateral agent for the Lenders (the "Collateral Agent"), the Facing Agent (as defined in Article I of the Agreement), and Deutsche Bank Canada, a Chartered Bank pursuant to Schedule II of the Bank Act, as Canadian administrative agent (the "Canadian Administrative Agent") for the Revolving Lenders (as defined in Article I of the Agreement)(capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement).

          WHEREAS, pursuant to the terms and subject to the conditions contained in the Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrowers; and

          WHEREAS, the Borrower has requested that Section 4.15 of the Agreement be modified in the manner provided for in this amendment, and the Lenders are willing to amend the Agreement as requested by the Borrower, subject to the terms and conditions hereinafter set forth.

          NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Amendment. Section 4.15 of the Agreement is hereby amended and restated in its entirety as set forth below:

             "SECTION 4.15. Employee Benefit Plans. (a) Each Borrower and their respective ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No Reportable Event has occurred in respect of any Plan of either Borrower or any ERISA Affiliate. The present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed the value of the assets of the Plans by an amount that could reasonably be expected to result in a Material Adverse Effect. No Plan of either Borrower or any ERISA Affiliate is reasonably likely to have an unfunded benefit liability that could result in a Material Adverse Effect. Neither Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that could result in a Material

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     Adverse Effect.  Neither Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

          (b) The Canadian Pension Plans are duly registered under the ITA and any other applicable laws which require registration, have been administered in all material respects in accordance with the ITA and such other applicable laws and no event has occurred which could reasonably be expected to cause the loss of such registered status. All material obligations of Canco and each of its Subsidiaries required to be performed by Canco or its Subsidiaries in connection with the Canadian Pension Plans and the funding agreements therefor have been performed on a timely basis.
      As of the Closing Date, there are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not reasonably be expected to have a Material Adverse Effect. All contributions or premiums required to be made or paid by Canco and each of its Subsidiaries to the Canadian Pension Plans or the Canadian Benefit Plans have been made on a timely basis in accordance with the terms of such plans and all applicable laws. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. None of the Canadian Pension Plans or the Canadian Benefit Plans has any unfunded actuarial liabilities or solvency deficiencies (within the meaning of the Quebec Supplemental Pension Plans
     Act) in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect."

          SECTION 2.  Representations and Warranties. To induce the other
                      ------------------------------
parties hereto to enter into this Amendment, each Borrower represents and warrants to each of the Lenders, the Administrative Agent, the Agents, the Facing Agent, the Collateral Agent and the Canadian Administrative Agent that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article IV of the Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.

          SECTION 3.  Conditions to Effectiveness. This Amendment shall become
                      ---------------------------
effective on the date on which the Agents shall have received counterparts of this Amendment that, when taken together, bear the Borrowers and the Required Lenders signature.

          SECTION 4.  Effect of Amendment.  Except as expressly set forth
                      -------------------
herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Agents, the Facing Agent, the Collateral Agent, the Canadian Administrative Agent, the Borrower or the Guarantors under the Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers or the Guarantors to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Agreement or any other Loan Document in similar or different circumstances.

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          SECTION 5.  Counterparts.  This Amendment may be executed in any
                      ------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          SECTION 6.  APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
                      --------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 7.  Headings.  The headings of this Amendment are for purposes
                      --------
of reference only and shall not limit or otherwise affect the meaning hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.


                                           STONE CONTAINER CORPORATION,

                                           ------------------------------------

                                           by

                                              /s/ Richard P. Marra
                                              --------------------
                                              Name: Richard P. Marra
                                              Title: Assistant Treasurer

                                           ST. LAURENT PAPERBOARD INC.,

                                           ------------------------------------

                                           by

                                               /s/ Richard P. Marra
                                               --------------------
                                               Name: Richard P. Marra
                                               Title: Assistant Treasurer

                                           THE CHASE MANHATTAN BANK, in its
                                           individual capacity and as an Agent,

                                           ------------------------------------

                                           by

                                              ---------------------------------
                                              Name:
                                              Title:

                                           BANKERS TRUST COMPANY, in its
                                           individual capacity and as
                                           Administrative Agent,

                                           ------------------------------------

                                           by

                                              ---------------------------------
                                              Name:
                                              Title:

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                                           DEUTSCHE BANK CANADA, individually
                                           and as Canadian Administrative
                                           Agent,

                                           ------------------------------------

                                           by

                                              ---------------------------------
                                              Name:
                                              Title:

                                           ------------------------------------

                                           by

                                              ---------------------------------
                                              Name:
                                              Title:

                                           SIGNATURE PAGE TO AMENDMENT NO. 1
                                           DATED AS OF MAY 1, 2001, TO THE
                                           STONE CONTAINER CORPORATION/ST.
                                           LAURENT PAPERBOARD INC. CREDIT
                                           AGREEMENT DATED AS OF MAY 31, 2000


                                           NAME OF INSTITUTION:

                                           ------------------------------------

                                           by

                                              ---------------------------------
                                              Name:
                                              Title: